Exhibit 99.1

(1)  Dr. Philippe Chambon ("Chambon"), in his capacity as a member of the investment committees of DLJCC (as defined below) and of DLJLBO (as defined below), may be deemed to beneficially own the shares as to which this Form 4 relates. Dr. Chambon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Sprout Capital IX, L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout

Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), Sprout Entrepreneurs

Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan Investors, L.P. ("IX Plan"), Sprout Plan

Investors, L.P. ("Plan Investors"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ

ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout

CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of

Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII,

Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P.

("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA

IX"), a Delaware corporation, is the managing general partner of Associates IX. DLJ

Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ

Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. ("Associates VII"), a Delaware

limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII. DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware

corporation, is the managing general partner of Associates VII. Dr. Chambon is a limited partner of Associates IX, Associates VIII and Associates VII. DLJ LBO Plans Management

Corporation II ("DLJLBO"), a Delaware corporation, is the general partner of IX Plan and

Plan Investors and, as such, is responsible for each of their day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors.

(2) Includes  (i) 2,926 shares of Common Stock being sold by ESC II, (ii) 15,625 shares of Common Stock being sold by DLJCC, (iii) 209 shares of Common Stock being sold by

Sprout CEO, (iv) 1,020 shares of Common Stock being sold by Plan Investors, (v)

2,733 shares of Common Stock being sold by Sprout Venture, (vi) 328 shares of Common

Stock being sold by Sprout Entrepreneurs and (vii) 3,908 shares of Common Stock being sold by IX Plan.

(3) Includes  (i) 1,156,761 shares of Common Stock held directly by Sprout VIII, (ii)

455,694 shares of Common Stock held directly by Sprout VII, (iii) 5,306 shares of Common

Stock held directly by Sprout CEO, (iv) 25,913 shares of Common Stock held directly by Plan

Investors, (v) 69,454 shares of Common Stock held directly by Sprout Venture, (vi) 74,376 shares of Common Stock held directly by ESC II, (vii) 2,090,819 shares of Common Stock held directly by Sprout IX, (viii) 8,334 shares of Common Stock held directly by Sprout

Entrepreneurs, (ix) 99,342 shares of Common Stock held directly by IX Plan, (x) 17,729 shares of Common Stock held directly by DLJCC and (xi) 46,192 shares of Common Stock held directly by Chambon.

(4) Includes  (i) 33 shares of Common Stock being sold by ESC II, (ii) 175 shares of Common Stock being sold by DLJCC, (iii) 3 shares of Common Stock being sold by

Sprout CEO, (iv) 11 shares of Common Stock being sold by Plan Investors, (v)

31 shares of Common Stock being sold by Sprout Venture, (vi) 3 shares of Common

Stock being sold by Sprout Entrepreneurs and (vii) 44 shares of Common Stock being sold by IX Plan.

(5) Includes  (i) 1,156,761 shares of Common Stock held directly by Sprout VIII, (ii)

455,694 shares of Common Stock held directly by Sprout VII, (iii) 5,303 shares of Common

Stock held directly by Sprout CEO, (iv) 25,902 shares of Common Stock held directly by Plan

Investors, (v) 69,423 shares of Common Stock held directly by Sprout Venture, (vi) 74,343 shares of Common Stock held directly by ESC II, (vii) 2,090,819 shares of Common Stock held directly by Sprout IX, (viii) 8,331 shares of Common Stock held directly by Sprout

Entrepreneurs, (ix) 99,298 shares of Common Stock held directly by IX Plan, (x) 17,554 shares of Common Stock held directly by DLJCC and (xi) 46,192 shares of Common Stock held directly by Chambon.